UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 29, 2009, the registrant filed a Current Report on Form 8-K (the “Original 8-K”) announcing, among other things, positive data from prospective clinical studies using the registrant’s RNA-based SEQureDx Trisomy 21 technology. On February 3, 2009, the registrant announced additional data from these studies and corrected certain of the study data previously disclosed. The purpose of this Amendment No. 1 to the Original 8-K is to correct and supplement the study data disclosed in the Original 8-K. The information contained herein relating to the registrant’s RNA-based SEQureDx Trisomy 21 technology supersedes the information disclosed in the Original 8-K.

Item 8.01	Other Events.

On February 3, 2009, the registrant announced in a press release additional and corrected data from screening studies evaluating the registrant’s RNA-based SEQureDx Trisomy 21 technology. The data presented by the registrant consisted of 459 new samples from prospective, blinded studies performed at the registrant’s facilities, bringing the total number of samples studied to 858. The test correctly identified all 22 Trisomy 21 positive (Down syndrome) samples from the 459 new samples, including eight first-trimester and 14 second-trimester Down syndrome samples, which represented 100% sensitivity (or a 100% detection rate) with one false positive and no false negatives, as confirmed by chorionic villus sampling and amniocentesis. The registrant announced that its new DNA-based method correctly detected the one homozygous sample that the RNA-based method did not resolve.

A summary of the results for the 459 new samples, which included samples at as early as eight weeks of pregnancy, are as follows:

•	Specificity of 99.7% (98.4% - 100%) and 100% sensitivity (85.1% – 100%) at a 95 % confidence interval;

•	Positive Predictive Value of 95.6% (79.0% -99.8%) and Negative Predictive Value of 100.0% (98.9% - 100%) at a 95% confidence interval;

•

The RNA–based SEQureDx Trisomy 21 test had a total of 85 unresolved results due to homozygotes (80) and unacceptably low RNA levels (5) for a total of 18.5% of the 459 new samples. The registrant’s DNA-based method analyzed 68 of the homozygote unresolved results and all were successfully resolved; and

•

The distribution of the 459 samples actually collected as compared to the expected rate in the U.S. population was Caucasian (282 vs. 307), Asian (101 vs. 20), African American (12 vs. 62) Hispanic (62 vs. 68) and Native American

(2 vs. 3).

The registrant further announced that, based on the results from the 858 total study samples, the registrant’s RNA-based SEQureDx technology demonstrated:

•	Specificity of 99.9% (99.2% - 100.0%) and 100% sensitivity (87.9% - 100.0%) at a 95% confidence interval;

•	Positive Predictive Value of 96.6% (82.8% -99.8%) and Negative Predictive Value of 100.0% (99.5% - 100%) at a 95% confidence interval;

•

The RNA-based SEQureDx Trisomy 21 test had a total of 106 unresolved results due to homozygotes (94) and unacceptably low RNA levels (12) or a total of 12.4% of the 858 samples. The registrant’s DNA-based method, when applied, resolved all unresolved results; and

•

SEQureDx is considerably more accurate than commonly employed standard-of-care screening tests, which perform at 70%-90% sensitivity with a 90%-95% specificity in practice. SEQureDx even compares favorably to current invasive procedures, such as amniocentesis (which has sensitivity and specificity of approximately 99.5%).

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“Specificity” is the probability that the test will be negative if the patient does not have the disease or condition. “Sensitivity” is the probability that the test will be positive if the patient has the disease or condition. “Positive Predictive Value” is the probability that a patient has the disease or condition when his/her test is positive. “Negative Predictive Value” is the probability that a patient does not have the disease or condition when his/her test is negative. The ranges in parentheses are 95% confidence intervals which represent the statistical uncertainty associated with the results based on the sample data.

Forward Looking Statements

Except for the historical information contained in this current report, the matters set forth in this current report, including statements regarding the registrant’s RNA-based SEQureDx technology and DNA-based approach to the detection of fetal aneuploidy, the sensitivity and specificity of such technologies, the effectiveness and potential commercial success of the registrant’s products and technologies, and the continuing development and commercialization of such technologies, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with demand for and market acceptance of the registrant’s products, services, and technologies, new technology and product development and commercialization, reliance upon the collaborative efforts of other parties, research and development progress, competition, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals, and other risks detailed from time to time in the registrant’s SEC reports, including the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent filings. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the registrant undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this current report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Clarke W. Neumann
Date: February 6, 2009		Clarke W. Neumann
Vice President and General Counsel

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